Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Tasker Capital Corp. (the "Company") on Form S-2 (No. 333-115514, 333-119065, 333-121052 and 333-122383) and Form S-8 (No. 333-121054) of our
report, dated March 24, 2004, relating to the financial statements of the Company, which appear in the Annual Report on Form 10-KSB of Tasker Capital Corp. for the year ended December 31, 2004.


                                                          /s/ "Morgan & Company"
                                                           Chartered Accountants

Vancouver, Canada
April 28, 2005